Exhibit 99.1

Rica Foods, Inc.

Announces its Results of Operations

for the Fiscal Year Ended September 30, 2003

MIAMI, FL. January 13, 2004. Rica Foods, Inc. (AMEX: RCF) today announced its results of operations for the fiscal year ended September 30, 2003.

The Company’s business primarily involves the production and marketing of poultry products and animal feed and the operation of quick service fried chicken restaurants. The Company’s two wholly-owned subsidiaries, As de Oros, S.A. and Pipasa, S.A., through which the Company’s operations are principally conducted, distribute these products throughout Costa Rica and export mostly within Central America.

For the year ended September 30, 2003, the Company generated a net loss applicable to common stockholders of $930,396 ($0.07 losses per share) compared to the generation of net income applicable to common stockholders of $2,917,291 ($0.23 earnings per share) for the year ended September 30, 2002.

For the fiscal year ended September 30, 2003, sales decreased by 2.11%, when compared to fiscal year 2002, mainly due to decreases in the sales in the broiler, by- products and exports segments, which was partly offset by an increase in sales in the animal feed and quick service segments. Cost of sales increased by 4.53%, primarily due to an increase in the cost of imported raw material, such as corn and soybean meal, and the increased costs associated with the renting of facilities to permit continued production of by-products following the fire to the Company’s by-product processing plant in February 2003.

The Company uses segment profit margin information to analyze segment performance, which is defined as the ratio between the income or loss from operations associated with a segment and the net sales associated with the subject segment. Management operates and organizes the financial information according to the types of products offered to its customers. The Company operates in seven business segments.

Fiscal Year 2003 compared to Fiscal Year 2002

Broiler sales decreased by 13.4%, mainly due to a 11.3% decrease in volume. The Company believes this decrease is mainly due to an increase in domestic competition The profit margin of this segment decreased from 24.9% to a 21.2%, mainly due to an increase in the cost of imported raw material.

Animal feed sales increased by 21.2% for fiscal year 2003 when compared to fiscal year 2002, which reflects a relative increase in volume of 20.9%. The Company believes that the increase in volume is mainly attributable to an increase in the number of commercial animal feed customers and an increase in the sales of aquaculture and live-stock feed. In addition, the Company’s sale of pet food products increased as a result of intensified marketing efforts and the addition of new distribution channels. Segment profit decreased from 13.1% for fiscal year 2002 to 8.6% for fiscal year 2003, mainly due to an increase in the costs of imported raw material and variations in the sales mix

By-product sales decreased by 2.5% for fiscal year 2003 when compared to fiscal year 2002, mainly due to a relative decrease in production volume of 0.7% and a decrease in the sales of higher priced products. The increased costs associated with the renting of three by-product production facilities when the Company’s by-products processing plant was being reconstructed following a fire in February 2003, and the increase in the costs of imported raw material resulted in a decrease in the segment’s profit margin from 18.1% for fiscal year 2002 to 5.0% for fiscal year 2003.

Export sales decreased by 6.2% for fiscal year 2003 when compared to fiscal year 2002, mainly due to the discontinuation of broiler exports to Honduras as a result of the Honduran government’s restriction as of March 2002 of the import of poultry related products, a decrease in the export of by-products as a result of the fire in the Company’s by-product processing plant and a decrease in the number of aquaculture feed customers. This decrease was partially offset by an increase in the sale of pet foods. However, in November 2003, the Honduras government lifted its restriction on the import of poultry-related products. Accordingly, the Company has once again initiated exporting poultry-related products to Honduras. Profit margin increased from 10.1% for fiscal year 2002 to 18.6% for fiscal year 2003, mainly due to a variation in the product mix to more profitable products.

Quick service sales increased by 33.2% for fiscal year 2003 when compared to fiscal year 2002, mainly due to the Company’s sales price campaign. Profit margin increased from 1.1% to 2.4%, primarily due to the adoption of cost efficiency measures.

Sales for the other products segment did not vary significantly, decreasing by 1.8% for fiscal year 2003 when compared to fiscal year 2002. The profit margin in this segment decreased from 1.5% for fiscal year 2002 to -0.8% for fiscal year 2003, mainly due to an increase in the cost of raw materials.

For fiscal 2003, general and administrative expenses decreased by $1.20 million or 8.53% when compared to fiscal year 2002 mainly due to Company’s effort to improve efficiencies and adopt cost measures. For fiscal year 2003, selling expenses did not vary significantly, decreasing by $121,025 or 0.63% when compared to fiscal year 2002. Operating expenses represented 24.98% and 25.46% of net sales for fiscal years 2003 and 2002, respectively.

For the fiscal year ended September 30, 2003, other expenses decreased by 6.97%. This decrease was primarily the result of a decrease in interest expenses and foreign exchange loss, mainly attributable to a decrease in the Company’s average indebtedness and a decrease in the related average interest rate. The Company also recognized as an extraordinary item a gain in the amount of $304,501, which gain is the result of the Company’s receipt of insurance proceeds in excess of the book value of equipment and building facilities damaged in the by-products plant fire.

The Company’s income tax expense was $206,475 for fiscal year 2003, compared to $1,041,596 for fiscal year 2002. Effective rates for fiscal years 2003 and 2002 were 39.44% and 24.92%, respectively. The decrease is mainly due to a decrease in taxable income.

“Last year the Company encountered many challenges that it has been able to effectively overcome, including the successful reconstruction of the Company’s by-products processing plant in September of 2003 following the fire in February of the same year. Management of the Company is encouraged by the positive strides made by the Company during fiscal 2003 in the Animal Feed and Quick Service business segments,” notes Gina Sequeira, the Company’s Chief Financial Officer.

The Company is seeking to address its anticipated short-term funding requirements by various means including, but not limited to, entering into negotiations with certain of its lenders to extend the maturity date on the short-term indebtedness owed to such lenders and seeking to secure long-term financing through the private or public issuance of debt instruments. Although the Company has entered into discussions with certain of its lenders and a number of potential capital sources, there can be no assurances that the Company will be able to achieve these initiatives.

RICA FOODS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2003 and 2002

	2003	2002
Assets:
Current assets:
Cash and cash equivalents	$3,343,255	$2,728,293
Short-term investments	2,469,301	2,492,266
Notes and accounts receivable	17,760,056	15,925,710
Due from related parties	1,415,821	1,429,847
Inventories	14,132,819	14,145,070
Deferred income taxes	255,064	417,352
Prepaid expenses	742,984	782,826

Total current assets	40,119,300	37,921,364

Property, plant and equipment	36,782,594	39,627,144
Long-term receivables-trade	627,831	901,009
Long-term investments	3,784,470	4,109,309
Other assets	7,782,744	6,564,407
Goodwill	1,555,828	1,723,414

Total assets	$90,652,767	$90,846,647

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$17,195,317	$18,975,032
Accrued expenses	3,320,497	3,428,707
Notes payable	36,547,238	17,074,336
Current portion of long-term debt	3,978,580	8,190,702
Due to stockholders	51,872	—

Total current liabilities	61,093,504	47,668,777

Long-term debt, net of current portion	6,727,905	16,018,388
Deferred income taxes	2,101,856	2,124,450

Total liabilities	69,923,265	65,811,615

Minority interest	1,336,445	1,336,445
Commitments and contingencies

Stockholders’ equity:
Common stock	12,865	12,865
Preferred stock	2,216,072	2,216,072
Additional paid-in capital	25,800,940	25,800,940
Accumulated other comprehensive loss	(15,586,903)	(12,206,661)
Retained earnings	12,723,806	13,654,202

	25,166,780	29,477,418
Less:
Due from stockholders	(5,490,329)	(5,495,437)
Treasury stock, at cost	(283,394)	(283,394)

Total stockholders’ equity	19,393,057	23,698,587

Total liabilities and stockholders’ equity	$90,652,767	$90,846,647

RICA FOODS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended September 30, 2003, 2002 and 2001

	2003	2002	2001
Sales	127,904,718	$130,665,439	$127,336,366
Cost of sales	91,453,513	87,487,065	86,840,951

Gross profit	36,451,205	43,178,374	40,495,415

Operating expenses:
General and administrative	12,856,723	14,054,980	14,549,382
Selling	19,094,306	19,215,331	19,464,459
Amortization of goodwill	—	—	787,535

	31,951,029	33,270,311	34,801,376

Income from operations	4,500,176	9,908,063	5,694,039

Other expenses (income):
Interest expense	4,536,841	4,662,341	4,638,878
Interest income	(1,586,920)	(1,501,963)	(1,182,587)
Foreign exchange loss, net	2,978,590	3,298,051	2,319,389
Miscellaneous, net	(600,114)	(730,610)	(1,269,231)

	5,328,392	5,727,819	4,506,449

Income (loss) before income taxes, minority interest and extraordinary items	(828,221)	4,180,244	1,187,590
Extraordinary item—in gain insurance reimbursement	304,760	—	—

Income (loss) before income taxes and minority interest	(523,461)	4,180,244	1,187,590

Income tax expense (benefit)	206,475	1,041,596	(390,833)

Income (loss) before minority interest	(729,936)	3,138,648	1,578,423
Minority interest	68,975	75,959	77,293

Net income (loss)	(798,911)	3,062,689	1,501,130
Preferred stock dividends	131,485	145,398	152,346

Net income (loss) applicable to common stockholders	$(930,396)	$2,917,291	$1,348,784

Basic earnings (losses) per share	$(0.07)	$0.23	$0.11

Diluted earnings (losses) per share	$(0.07)	$0.23	$0.11

Basic weighted average number of common shares outstanding	12,811,469	12,811,469	12,810,021

Diluted weighted average number of common shares outstanding	12,811,469	12,811,469	12,810,021

RICA FOODS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended September 30, 2003, 2002 and 2001

	2003	2002	2001
Cash flows from operating activities:
Net income (loss)	$(798,911)	$3,062,689	$1,501,130
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,542,469	5,078,259	4,307,654
Production poultry	3,531,655	3,463,403	3,262,770
Uncollected sale of equipment	63,588	365,072	—
Allowance for inventory obsolescence	71,958	139,340	17,428
Amortization of goodwill	—	—	787,535
Derivative unrealized loss	(114,823)	(96,989)	—
Gain on sale of productive assets	(44,825)	(227,557)	(579,298)
Deferred income tax benefit	108,483	(78,471)	(412,854)
Provision for doubtful accounts	308,765	449,598	122,150
Minority interest	68,975	75,959	77,293
Changes in operating assets and liabilities:
Notes and trade receivables	(2,133,231)	(4,534,814)	(1,462,022)
Inventories	(3,591,361)	(4,910,227)	(1,721,099)
Prepaid expenses	180,809	211,142	(23,059)
Accounts payable	(1,785,210)	4,530,138	(1,716,183)
Accrued expenses	(240,011)	(489,080)	55,129
Long-term receivables-trade	195,046	(378,872)	4,133

Net cash provided by operating activities	363,376	6,659,590	4,220,707

Cash flows from investing activities:
Short-term investments	22,965	(1,640,361)	(765,349)
Additions to property, plant and equipment	(5,321,399)	(4,996,703)	(8,403,574)
Increase in long-term investments	(79,998)	(186,731)	(281,858)
Proceeds from sales/retirement of productive assets	1,074,094	4,145,084	1,205,870
Increase in other assets	(2,519,252)	(3,778,447)	(559,744)

Net cash used in investing activities	(6,823,590)	(6,457,158)	(8,804,655)

Cash flows from financing activities:
Preferred stock cash dividends	(200,459)	(221,357)	(229,639)
Short-term financing:
New loans	41,013,389	26,507,366	21,958,360
Payments	(20,855,551)	(27,664,430)	(16,601,868)

(Continued on next page)

RICA FOODS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended September 30, 2003, 2002 and 2001

(Continued)

	2003	2002	2001
Long-term financing:
New loans	1,793,455	6,152,158	7,292,955
Payments	(15,629,818)	(10,101,843)	(6,390,382)
Deferred debt costs	121,001	22,043	24,444
Common stock issued	—	—	40,000
Treasury stock acquired	—	(15,000)	—
Due from stockholders and related party	51,872	913,203	(2,993,429)

Net cash provided by (used in) financing activities	6,293,889	(4,407,860)	3,100,441

Effect of exchange rate changes on cash and cash equivalents	781,287	2,012,951	2,147,741
Increase (decrease) in cash and cash equivalents	614,962	(2,192,577)	664,234
Cash and cash equivalents at beginning of year	2,728,293	4,920,870	4,256,636

Cash and cash equivalents at end of year	$3,343,255	$2,728,293	$4,920,870

Supplemental disclosures of cash flow information:
Cash paid during year for:
Interest	$5,795,125	$4,911,103	$5,533,017

Income taxes	$650,524	$283,758	$209,186

Supplemental schedule of non-cash investing activities:
Benefits for Chief Executive Officer	$382,315	$275,411	$—

This Current Report on Form 8-K contains “ forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may affect the operating results of the Company are the following: (i) fluctuations in the cost and availability of raw materials, such as feed grain costs in relation to historical levels; (ii) market conditions for finished products, including the supply and pricing of alternative proteins which may impact the Company’s pricing power; (iii) risks associated with leverage, including cost increases attributable to rising interest rates; (iv) changes in regulations and laws, including changes in accounting standards, environmental laws, occupational and labor laws, health and safety regulations, and currency fluctuations; (v) the effect of, or changes in, general economic conditions; and (vi) risks associated with the Company’s lack of long-term capital financing commitments.

Words such as expects, anticipates, intends, plans, believes, seeks, estimates, should and variations of those words and similar expressions are intended to identify these forward-looking statements. Forward-looking statements made by the Company and its management are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligations to update or review any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise. Such forward -looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For more complete information concerning factors that could affect the Company’s results, reference is made to the Company’ s registration statements, reports, or other documents filed with the Securities and Exchange Commission.

For more information contact us at (305) 858-9480, or email to: mmarenco@ricafoods.com.

SOURCE: Rica Foods, Inc.